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                                                                EXHIBIT 99(i)(b)

SOUTHSIDE BANCSHARES CORP.                                   NEWS RELEASE
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                           NEWS FOR IMMEDIATE RELEASE


Contact:       Joseph W. Pope                   Traded:  NASDAQ/SCM
               (314) 776-7000 or                Symbol:  SBCO
               (314) 577-6628


                    SOUTHSIDE ANNOUNCES 10 FOR 1 STOCK SPLIT


St. Louis, December 1, 1995 - Southside Bancshares Corp. ("the Company") announced today that its Board of Directors has approved a ten for one stock split. The additional shares are to be distributed on February 15, 1996 to shareholders of record on January 31, 1996. The Company also reported that the quarterly dividend will be reduced on a ten to one basis.

"Given the relatively high per share price of the Company's common stock in comparison to the majority of the bank stocks on the market today, the Board of Directors believes that the stock split should result in improved marketability and wider distribution of the Company's stock, thus enhancing shareholder value," said Mr. Thomas M. Teschner, the Company's President and Chief Executive Officer.


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